Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 605 Little Rock, AR 72211	FOR FURTHER INFORMATION CONTACT: Mark McFatridge | CEO Sherri Billings | CFO 501.975.6033

Bear State Financial, Inc. Announces Third Quarter 2016 Earnings - Surpasses $2 Billion in Assets

FINANCIAL HIGHLIGHTS:

●

Third quarter 2016 GAAP net income was $4.7 million, a 48% increase from $3.2 million for the third quarter of 2015. Diluted earnings per common share for the third quarter of 2016 was $0.13, a 31% increase from $0.10 for the third quarter of 2015.

●

Third quarter 2016 core earnings were $4.3 million, a 38% increase from $3.1 million for the third quarter of 2015. Diluted core earnings per common share for the third quarter of 2016 was $0.11, a 22% increase from $0.09 for the third quarter of 2015.

●	Book value per common share was $6.18 at September 30, 2016, a 15% increase from $5.36 at September 30, 2015.

●	Tangible book value per common share was $4.83 at September 30, 2016, a 10% increase from $4.38 at September 30, 2015.

Little Rock, AR – October 20, 2016 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $4.7 million and earnings per diluted common share of $0.13 in the third quarter of 2016, compared to earnings of $3.2 million or $0.10 per diluted common share in the third quarter of 2015. Core earnings for the third quarter of 2016 were $4.3 million or $0.11 per diluted common share compared to core earnings of $3.1 million or $0.09 per diluted common share in the third quarter of 2015.

“Bear State crossed the $2 billion mark in total assets and delivered solid financial results in the third quarter”, said Mark McFatridge, President and CEO of Bear State Financial. “The Bank’s third quarter performance was highlighted by growth of over $30 million in total loans and $12 million in deposits along with record results in the mortgage banking business. We remain focused on carrying out our core initiatives which includes diversifying the make-up of our commercial loan portfolio. Thanks to this effort, commercial and industrial (C&I) loans now represent over 20% of our total loans outstanding. C&I relationships help lead the broadening of our revenue streams with increased non-interest income and core deposits. Our other core initiatives include the continued improvement in the efficiency of our operations and maintaining the discipline of our credit culture. These initiatives remain ahead of schedule and are responsible, in part, for our impressive year-to-date results. Our teammates have done an excellent job remaining focused on delivering the value of the Bear to our customer base.”

FINANCIAL CONDITION

Total assets were $2.01 billion at September 30, 2016, a 37% increase compared to $1.47 billion at September 30, 2015. Total loans were $1.52 billion at September 30, 2016, an increase of $438 million, or 41% compared to September 30, 2015. Total deposits were $1.65 billion at September 30, 2016, a 37% increase compared to $1.21 billion at September 30, 2015. The increases in total assets, loans and deposits were primarily due to the acquisition of Metropolitan National Bank (“MNB”) on October 1, 2015.

Total stockholders’ equity was $232 million at September 30, 2016, a 30% increase from $179 million at September 30, 2015. Tangible common stockholders’ equity was $182 million at September 30, 2016, a 24% increase from $146 million at September 30, 2015. Book value per common share was $6.18 at September 30, 2016, a 15% increase from $5.36 at September 30, 2015. Tangible book value per common share was $4.83 at September 30, 2016, a 10% increase from $4.38 at September 30, 2015. The Company’s ratio of total stockholders’ equity to total assets decreased to 11.57% at September 30, 2016, compared to 12.15% at September 30, 2015. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

The Company recognized third quarter 2016 net income of $4.7 million or $0.13 per diluted common share compared to net income of $3.2 million or $0.10 per diluted common share in the third quarter of 2015, resulting in a return on average assets of 0.95% in the third quarter of 2016, compared to 0.87% in the third quarter of 2015. Calculation of net income in accordance with GAAP includes what the Company considers “non-core items,” which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The Company reports core earnings, which is a non-GAAP financial measure that the Company defines as GAAP net income less non-core items. The reconciliation of GAAP net income to core earnings together with related financial measures and ratios is included in the schedules accompanying this release.

Third quarter 2016 core earnings totaled $4.3 million or $0.11 per diluted common share, compared to core earnings of $3.1 million or $0.09 per diluted common share in the third quarter of 2015. The core return on average assets measured 0.85% and 0.83%, core return on average equity measured 7.28% and 6.88% and core return on average tangible equity measured 9.34% and 8.42% each for the third quarters of 2016 and 2015, respectively. Non-core items during the third quarter of 2016 included net branch restructuring income of $323,000; gains (net of losses and provisions) on real estate owned totaling $444,000 and gains on sales of investment securities of $21,000. Collectively, the effect of all non-core items, net of taxes, increased GAAP net income by approximately $486,000, or approximately $0.02 of diluted earnings per share.

Net interest income for the third quarter of 2016 was $16.8 million compared to $12.2 million for the same period in 2015. Net interest income for the nine months ended September 30, 2016 was $50.4 million, compared to $36.8 million for the same period in 2015. Interest income for the third quarter of 2016 was $18.8 million compared to $13.7 million for the same period in 2015. Interest income for the nine months ended September 30, 2016 was $56.2 million compared to $41.4 million for the same period in 2015 .The increases in interest income for the three and nine months ended September 30, 2016, compared to the same periods in 2015, were primarily related to increases in the average balance of loans receivable as a result of the MNB acquisition. Interest expense for the third quarter of 2016 was $2.0 million compared to $1.5 million for the same period in 2015. Interest expense for the nine months ended September 30, 2016 was $5.8 million compared to $4.6 million for the same period in 2015. The increases in interest expense for the three and nine months ended September 30, 2016 compared to the same periods in 2015 were primarily due to increases in the average balance of interest bearing deposits as a result of the MNB acquisition.

Net interest margin measured 3.78% for the third quarter of 2016, compared to 3.74% for the same period in 2015. Net interest margin for the nine months ended September 30, 2016 was 3.89%, compared to 3.76% for the same period in 2015. The Company’s net interest margin increased primarily as a result of an increase in average yield on interest earning assets resulting from a higher percentage of loans in the mix of interest earning assets. The average cost of total interest-bearing liabilities decreased to 0.53% for the third quarter 2016, compared to 0.55% for the same period in 2015. The average cost of total interest-bearing liabilities for the nine months ended September 30, 2016 was 0.52%, compared to 0.55% for the same period in 2015.

Noninterest income is generated primarily through deposit account fee income, profit on sale of mortgage loans, and earnings on life insurance policies. Total noninterest income for the three months ended September 30, 2016 increased to $4.3 million from $3.3 million for the same period in 2015, a 31% increase. Total noninterest income of $12.3 million for the nine months ended September 30, 2016 increased from $9.8 million for the same period in 2015, a 25% increase. The increases in the three and nine month comparison periods were primarily due to increases in deposit fee income and gain on sales of mortgage loans. The increase in deposit fee income was primarily due to an increase in deposit accounts resulting from the acquisition of MNB. The increase in gain on sales of loans was due to an increase in the volume of mortgage loans sold.

Total noninterest expense increased $2.9 million or 28% for the third quarter of 2016 compared to the third quarter of 2015. Total noninterest expense increased $9.8 million or 29% during the nine months ended September 30, 2016 compared to the same period in 2015. The increases in total noninterest expense were primarily related to the increase in personnel and overhead costs incurred in connection with the MNB acquisition. The Company’s core efficiency ratio was 67% in the third quarter of 2016 compared to 69% in the third quarter of 2015.

Income tax provision increased by $855,000 or 56% for the third quarter of 2016 compared to the third quarter of 2015. Income tax provision for the nine months ended September 30, 2016 increased by $1.0 million or 27% compared to the same period in 2015. The increases in income tax provision were a result of an increase in taxable income. For the nine months ended September 30, 2016, the income tax provision was reduced by $0.9 million for the valuation allowance reversal in the second quarter of 2016.

The ratio of nonperforming assets to total assets decreased to 0.95% at September 30, 2016, compared to 1.30% at September 30, 2015. The allowance for loan losses represented 1.00% of total loans at September 30, 2016, compared to 1.30% at September 30, 2015. The ratio of allowance for loan losses plus discount on acquired loans to total loans was 1.77% at September 30, 2016, compared to 2.00% at September 30, 2015. The ratio of the allowance for loan losses to nonperforming loans was 86% at September 30, 2016, compared to 83% at September 30, 2015. Annualized net charge-offs as a percentage of average loans for the quarter ended September 30, 2016 was 0.07% compared to 0.08% for the quarter ended September 30, 2015. Provision for loan losses increased from $331,000 for the third quarter of 2015 to $643,000 for the third quarter of 2016. Provision for loan losses for the nine months ended September 30, 2016 was $1.7 million, compared to $931,000 for the same period in 2015. The increase in the provision is attributable to loan originations and a migration of acquired loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 48 branches and four loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures and they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends from period to period, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. Management and the Board of Directors also utilize core earnings or components of core earnings and related ratios in the preparation of the Company’s operating budgets, monthly financial performance reporting and investor presentations of Company performance and in the calculation of annual performance-based incentives for certain members of management. The Company recently modified its definition of core earnings to clarify that a material amount of net gains, losses or impairments to the Company’s real estate owned (“REO”) portfolio during an applicable reporting period will be considered a non-core item and will thus be excluded from core earnings. Immaterial net gains, losses and impairments to the REO portfolio, however, will not be considered a non-core item and will not be excluded from core earnings. The Company believes that while activity within the REO portfolio is a recurring aspect of its core business, material changes to the portfolio are not indicative of the Company’s normalized banking operations. This change in definition requires the Company to recast its previously-reported calculation of core earnings for the quarter ended September 30, 2015 to give effect to a $385,000 net REO gain during that period.

The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation. Management believes that these non-GAAP tangible measures provide additional useful information about the capital strength of the Company to the investment community, as these measures are widely used by industry analysts for banks and bank holding companies with prior merger and acquisition activity. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED

(In thousands)

	September	June	March	December	September
	2016	2016	2016	2015	2015

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$566,302	$557,612	$555,264	$561,910	$401,044
Consumer real estate - mortgage loans	385,642	390,743	395,509	401,594	309,951
Farmland	94,187	92,452	93,380	94,235	53,192
Construction and land development	119,433	124,369	117,283	116,015	93,688
Commercial and industrial loans	312,957	281,874	258,479	246,304	186,772
Consumer and other	36,645	36,339	37,673	38,594	32,428
Total loans	1,515,166	1,483,389	1,457,588	1,458,652	1,077,075
Loans held for sale	13,995	15,168	10,103	7,326	8,032
Allowance for loan losses	(15,112)	(14,751)	(14,866)	(14,550)	(13,975)
Investment securities	197,670	192,549	185,143	198,585	164,564
Goodwill	40,196	40,196	40,196	40,196	25,717
Core deposit intangible, net	10,608	10,863	11,119	11,374	6,869
Total assets	2,007,938	1,990,715	1,922,301	1,920,216	1,470,725
Noninterest-bearing deposits	239,831	255,648	216,173	234,879	173,525
Total deposits	1,653,523	1,641,250	1,610,718	1,607,683	1,209,176
Short term borrowings	13,511	14,964	8,990	12,075	10,366
FHLB advances	80,138	75,282	50,178	53,518	49,457
Other borrowings	22,518	22,900	22,681	18,862	18,843
Total stockholders' equity	232,403	228,534	223,798	223,157	178,670

Balance sheet data, quarterly averages:
Total loans	$1,522,106	$1,492,504	$1,461,091	$1,445,357	$1,077,500
Investment securities	202,868	188,808	206,258	209,629	180,831
Total earning assets	1,768,892	1,724,381	1,702,917	1,699,227	1,294,619
Goodwill	40,196	40,196	40,196	40,216	25,717
Core deposit intangible, net	10,775	11,030	11,284	11,549	6,972
Total assets	1,981,582	1,937,722	1,920,833	1,920,617	1,466,342
Noninterest-bearing deposits	239,886	215,766	221,909	234,206	176,219
Interest-bearing deposits	1,395,501	1,394,262	1,369,759	1,364,403	1,036,330
Total deposits	1,635,387	1,610,028	1,591,668	1,598,609	1,212,549
Short term borrowings	13,699	11,991	12,163	26,872	6,166
FHLB advances	73,418	64,494	64,488	47,127	47,614
Other borrowings	22,634	22,982	25,353	18,983	18,641
Total stockholders' equity	231,758	226,587	224,416	223,083	177,824

Statement of income data for the three months ended:
Interest income	$18,849	$18,535	$18,790	$19,468	$13,749
Interest expense	2,014	1,935	1,864	1,744	1,529
Net interest income	16,835	16,600	16,926	17,724	12,220
Provision for loan losses	643	533	489	866	331
Net interest income after provision for loan losses	16,192	16,067	16,437	16,858	11,889
Noninterest income	4,333	4,311	3,673	3,721	3,318
Noninterest expense	13,400	14,989	15,331	17,044	10,465
Income before taxes	7,125	5,389	4,779	3,535	4,742
Income tax provision	2,384	847	1,436	972	1,529
Net income	$4,741	$4,542	$3,343	$2,563	$3,213

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED

	September	June	March	December	September
	2016	2016	2016	2015	2015

Common stock data:
Net income per share, diluted	$0.13	$0.12	$0.09	$0.07	$0.10
Core earnings per share, diluted	$0.11	$0.11	$0.10	$0.11	$0.09
Book value per share	$6.18	$6.08	$5.96	$5.87	$5.36
Tangible book value per share	$4.83	$4.72	$4.59	$4.52	$4.38
Diluted weighted average shares outstanding	37,807,419	37,772,959	37,918,188	38,173,234	33,497,298
End of period shares outstanding	37,600,986	37,589,543	37,560,031	37,987,722	33,349,512

Profitability and performance ratios:
Return on average assets	0.95%	0.94%	0.71%	0.53%	0.87%
Core return on average assets	0.85%	0.84%	0.77%	0.86%	0.83%
Return on average equity	8.12%	8.04%	6.04%	4.56%	7.17%
Core return on average equity	7.28%	7.23%	6.61%	7.41%	6.88%
Core return on average tangible equity	9.34%	9.34%	8.58%	9.65%	8.42%
Net interest margin	3.78%	3.86%	4.03%	4.14%	3.74%
Noninterest income to total revenue	20.47%	20.62%	17.83%	17.35%	21.35%
Noninterest income to average assets	0.87%	0.89%	0.78%	0.77%	0.90%
Noninterest expense to average assets	2.68%	3.10%	3.24%	3.52%	2.83%
Efficiency ratio	63.30%	71.68%	74.43%	79.48%	67.35%
Core efficiency ratio(1)	66.99%	68.29%	71.96%	67.66%	68.72%
Average loans to average deposits	93.07%	92.70%	91.80%	90.41%	88.86%
Securities to total assets	9.84%	9.67%	9.63%	10.34%	11.19%

Asset quality ratios:
Allowance for loan losses to total loans	1.00%	0.99%	1.02%	1.00%	1.30%
Allowance for loan losses to non-performing loans	86.41%	76.42%	72.84%	75.23%	83.18%
Nonperforming loans to total loans	1.15%	1.30%	1.40%	1.36%	1.56%
Nonperforming assets to total assets	0.95%	1.08%	1.23%	1.22%	1.30%
Annualized net charge offs to average total loans (2)	0.07%	0.17%	0.05%	0.08%	0.08%

Regulatory capital ratios:
Tier 1 leverage ratio	9.37%	9.30%	9.16%	9.15%	9.83%
Common equity tier 1 capital ratio	11.04%	10.78%	10.65%	10.62%	11.77%
Tier 1 capital to risk weighted assets	11.04%	10.78%	10.65%	10.62%	11.77%
Total capital to risk weighted assets	11.96%	11.69%	11.58%	11.52%	12.94%

(1)

Core Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.

(2)	The quarter ending June 30, 2016 includes a charge-off on a purchased credit impaired loan amounting to 0.13% of average total loans

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands, except share data)

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$86,887	$52,131
Interest-bearing time deposits in banks	4,820	10,930
Federal funds sold	--	18
Investment securities—
Available for sale, at fair value	186,319	198,585
Held to maturity, at amortized cost	11,351	--
Other investment securities, at cost	11,838	9,563
Loans receivable, net of allowance of $15,112 and $14,550, respectively	1,500,054	1,444,102
Loans held for sale	13,995	7,326
Accrued interest receivable	6,694	6,157
Real estate owned - net	1,576	3,642
Office properties and equipment – net	55,052	63,641
Office properties and equipment held for sale	5,554	--
Cash surrender value of life insurance	56,849	52,602
Goodwill	40,196	40,196
Core deposit intangible – net	10,608	11,374
Deferred tax asset, net	11,752	16,713
Prepaid expenses and other assets	4,393	3,236

TOTAL	$2,007,938	$1,920,216

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$239,831	$234,879
Interest bearing deposits	1,413,692	1,372,804
Total deposits	1,653,523	1,607,683
Short term borrowings	13,511	12,075
Other borrowings	102,656	72,380
Other liabilities	5,845	4,921

Total liabilities	1,775,535	1,697,059

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at September 30, 2016 or December 31, 2015	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 37,600,986 and 37,987,722 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	376	380
Additional paid-in capital	209,131	211,817
Accumulated other comprehensive income	1,575	386
Retained earnings	21,321	10,574

Total stockholders’ equity	232,403	223,157

TOTAL	$2,007,938	$1,920,216

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except earnings per share)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
INTEREST INCOME:
Loans receivable	$17,808	$12,829	$53,012	$38,610
Investment securities:
Taxable	467	337	1,477	979
Nontaxable	508	516	1,456	1,546
Other	66	67	230	243
Total interest income	18,849	13,749	56,175	41,378

INTEREST EXPENSE:
Deposits	1,662	1,265	4,785	3,853
Other borrowings	352	264	1,027	767

Total interest expense	2,014	1,529	5,812	4,620

NET INTEREST INCOME	16,835	12,220	50,363	36,758

PROVISION FOR LOAN LOSSES	643	331	1,665	931

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,192	11,889	48,698	35,827

NONINTEREST INCOME:
Net gain on sales of investment securities	21	--	19	88
Deposit fee income	2,253	1,926	6,639	5,569
Earnings on life insurance policies	414	357	1,247	1,096
Gain on sales of loans	1,368	833	3,454	2,359
Other	277	202	960	715

Total noninterest income	4,333	3,318	12,319	9,827

NONINTEREST EXPENSES:
Salaries and employee benefits	7,618	5,518	23,725	17,521
Net occupancy expense	1,826	1,475	5,652	4,273
Real estate owned, net	(381)	(341)	(379)	(431)
FDIC insurance	224	199	870	637
Amortization of intangible assets	255	156	766	469
Data processing	1,341	1,103	4,180	3,814
Professional fees	545	261	1,700	1,391
Advertising and public relations	419	510	1,284	1,764
Postage and supplies	273	244	889	809
Other	1,280	1,340	5,036	3,726

Total noninterest expenses	13,400	10,465	43,723	33,973

INCOME BEFORE INCOME TAXES	7,125	4,742	17,294	11,681

INCOME TAX PROVISION	2,384	1,529	4,668	3,667

NET INCOME	$4,741	$3,213	$12,626	$8,014

Basic earnings per common share	$0.13	$0.10	$0.34	$0.24

Diluted earnings per common share	$0.13	$0.10	$0.33	$0.24

BEAR STATE FINANCIAL, INC.

AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED

(Dollars in thousands)

	Three Months Ended September 30,
	2016			2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,522,106	$17,808	4.64%	$1,077,500	$12,829	4.72%
Investment securities(2)	202,868	975	1.91	180,831	853	1.87
Other interest-earning assets	43,918	66	0.60	36,288	67	0.73
Total interest-earning assets	1,768,892	18,849	4.23	1,294,619	13,749	4.21
Noninterest-earning assets	212,690			171,723
Total assets	$1,981,582			$1,466,342
Interest-bearing liabilities:
Deposits	$1,395,501	1,662	0.47	$1,036,330	1,265	0.48
Other borrowings	109,751	352	1.27	72,421	264	1.45
Total interest-bearing liabilities	1,505,252	2,014	0.53	1,108,751	1,529	0.55
Noninterest-bearing deposits	239,886			176,219
Noninterest-bearing liabilities	4,686			3,548
Total liabilities	1,749,824			1,288,518
Stockholders' equity	231,758			177,824
Total liabilities and stockholders' equity	$1,981,582			$1,466,342

Net interest income		$16,835			$12,220
Net earning assets	$263,640			$185,868
Interest rate spread			3.70%			3.66%
Net interest margin			3.78%			3.74%
Ratio of interest-earning assets to Interest-bearing liabilities			117.51%			116.76%

	Nine Months Ended September 30,
	2016			2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,492,010	$53,012	4.75%	$1,062,552	$38,610	4.86%
Investment securities(2)	199,324	2,933	1.97	184,648	2,525	1.83
Other interest-earning assets	40,863	230	0.75	58,988	243	0.55
Total interest-earning assets	1,732,197	56,175	4.34	1,306,188	41,378	4.24
Noninterest-earning assets	214,644			173,547
Total assets	$1,946,841			$1,479,735
Interest-bearing liabilities:
Deposits	$1,386,540	4,785	0.46	$1,054,412	3,853	0.49
Other borrowings	103,764	1,027	1.32	71,530	767	1.43
Total interest-bearing liabilities	1,490,304	5,812	0.52	1,125,942	4,620	0.55
Noninterest-bearing deposits	225,905			175,028
Noninterest-bearing liabilities	3,043			3,508
Total liabilities	1,719,252			1,304,478
Stockholders' equity	227,589			175,257
Total liabilities and stockholders' equity	$1,946,841			$1,479,735

Net interest income		$50,363			$36,758
Net earning assets	$241,893			$180,246
Interest rate spread			3.82%			3.69%
Net interest margin			3.89%			3.76%
Ratio of interest-earning assets to Interest-bearing liabilities			116.23%			116.01%

(1)	Includes nonaccrual loans.
(2)	Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.

ASSET QUALITY ANALYSIS - UNAUDITED

(Dollars in thousands)

	September 30, 2016		December 31, 2015
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$6,637	0.33%	$6,455	0.34%	$182
Multifamily	--	0.00%	230	0.01%	(230)
Nonfarm nonresidential	5,461	0.27%	6,638	0.35%	(1,177)
Farmland	787	0.04%	973	0.05%	(186)
Construction and land development	497	0.02%	622	0.03%	(125)
Commercial	3,940	0.20%	4,235	0.22%	(295)
Consumer	166	0.01%	187	0.01%	(21)

Total nonaccrual loans	17,488	0.87%	19,340	1.01%	(1,852)

Accruing loans 90 days or more past due	--	--	451	0.02%	(451)

Real estate owned	1,576	0.08%	3,642	0.19%	(2,066)

Total nonperforming assets	19,064	0.95%	23,433	1.22%	(4,369)
Performing restructured loans	276	0.01%	284	0.01%	(8)

Total nonperforming assets and performing restructured loans (1)	$19,340	0.96%	$23,717	1.23%	$(4,377)

(1)

The table does not include substandard loans which were judged not to be impaired totaling $28.4 million at September 30, 2016 and $30.2 million at December 31, 2015 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at September 30, 2016.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY – UNAUDITED

(Dollars in thousands)

	For the Quarter Ending
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Net income available to common stockholders	$4,741	$4,542	$3,343	$2,563	$3,213
Average common stockholders' equity	231,758	226,587	224,416	223,083	177,824
Less Average Intangible Assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,216)	(25,717)
Core deposit intangible, net of accumulated amortization	(10,775)	(11,030)	(11,284)	(11,549)	(6,972)

Average tangible common stockholders' equity	$180,787	$175,361	$172,936	$171,318	$145,135

Annualized return on average tangible common stockholders' equity	10.4%	10.4%	7.8%	5.9%	8.8%

BEAR STATE FINANCIAL, INC.

CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED

(In thousands, except per share data)

	For the Quarter Ending
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Total common stockholder's equity	$232,403	$228,534	$223,798	$223,157	$178,670
Less intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(25,717)
Core deposit intangible, net of accumulated amortization	(10,608)	(10,863)	(11,119)	(11,374)	(6,869)
Total intangible assets	(50,804)	(51,059)	(51,315)	(51,570)	(32,586)
Total tangible common stockholder's equity	$181,599	$177,475	$172,483	$171,587	$146,084

Common Shares Outstanding	37,601	37,590	37,560	37,988	33,350

Tangible book value per common share	$4.83	$4.72	$4.59	$4.52	$4.38

BEAR STATE FINANCIAL, INC.

RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

		For the Quarter Ending
		September	June	March	December	September
		2016	2016	2016	2015	2015
Net income		$4,741	$4,542	$3,343	$2,563	$3,213
Adj: Loss (gain) on sale of securities, net		(21)	--	2	68	--
Adj: Merger, acquisition and integration expenses		--	137	445	1,348	172
Adj: Branch restructure and related property valuation expense, net of (gain) on sale of properties		(323)	571	63	--	--
Adj: Data processing termination fees		--	--	--	1,186	--
Adj: Net provision/loss/(gain) on real estate owned (1)		(444)	--	--	--	(385)
Adj: Deferred tax asset valuation allowance reversal		--	(897)	--	--	--
Tax effect of adjustments (2)		302	(271)	(195)	(996)	(82)
Total core income	(A)	$4,255	$4,082	$3,658	$4,169	$3,082

Total revenue		$21,168	$20,911	$20,599	$21,445	$15,538
Adj: Loss (gain) on sale of securities, net		(21)	--	2	68	--
Total core revenue		$21,147	$20,911	$20,601	$21,513	$15,538

Total non-interest expense		$13,400	$14,989	$15,331	$17,044	$10,465
Adj: Merger, acquisition and integration expenses		--	(137)	(445)	(1,348)	(172)
Adj: Branch restructure and related property valuation (expense), net of gain on sale of properties		323	(571)	(63)	--	--
Adj: Data processing termination fees		--	--	--	(1,186)	--
Adj: Net (provision/loss)/gain on real estate owned		444	--	--	--	385
Total core noninterest expense		$14,167	$14,281	$14,823	$14,510	$10,678

Total average assets	(B)	$1,981,582	$1,937,722	$1,920,833	$1,920,617	$1,466,342
Total average stockholders' equity	(C)	231,758	226,587	224,416	223,083	177,824
Total average tangible stockholders' equity	(D)	180,787	175,361	172,936	171,318	145,135
Total tangible stockholders' equity, period end	(E)	181,599	177,475	172,483	171,587	146,084

Total common shares outstanding, period-end	(F)	37,600,986	37,589,543	37,560,031	37,987,722	33,349,512
Average diluted shares outstanding	(G)	37,807,419	37,772,959	37,918,188	38,173,234	33,497,298

Core earnings per share, diluted	(A/G)	$0.11	$0.11	$0.10	$0.11	$0.09
Tangible book value per share, period-end	(E/F)	$4.83	$4.72	$4.59	$4.52	$4.38

Core return on average assets	(A/B)	0.85%	0.84%	0.77%	0.86%	0.83%
Core return on average equity	(A/C)	7.28%	7.23%	6.61%	7.41%	6.88%
Core return on average tangible equity	(A/D)	9.34%	9.34%	8.58%	9.65%	8.42%
Core efficiency ratio(3)		66.99%	68.29%	71.96%	67.66%	68.72%

(1) The Company recently amended its definition of core earnings to add a pre-tax materiality threshold for adjustments for net real estate owned provision/loss/gain during any fiscal quarter. As a result the adjustment for the quarter ending September 30, 2015 was recast to include the net gain as disclosed.

(2) The tax effect is calculated at the Company’s blended statutory rate of 38.29% for adjustments that impact taxable income.

(3) Core Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.